UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2019

Date of Report (Date of Earliest Event)

SYLIOS CORP

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

000-56091

(Commission File No.)

501 1st Ave N., Suite 901

St. Petersburg, Florida 33701

(Address of principal executive offices and Zip Code)

(727) 482-1505

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
common stock	UNGS

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Investment Fund, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Note”) in the amount of $16,500 ($1,500 OID). The Note has a term of one (1) year (due on December 13, 2020) and bears interest at 8% annually. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 841,200 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 13, 2019.

In addition, 13,000,000 shares of the Company’s common stock have been reserved at Pacific Stock Transfer Corporation, our transfer agent, for possible issuance upon the conversion of the Note into shares of our common stock.

Forward-Looking Statements and Limitation on Representations

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to consummate the transaction described above, the Company’s ability to pay any interest, additional amount and principal on the Convertible Promissory Note due December 13, 2020 (hereinafter the “Note”), the Company’s ability to satisfy the conditions under the Note. The Company assumes no duty to update any forward-looking statements other than as required by applicable law.

The Note and other disclosures included in this Current Report on Form 8-K are intended to provide shareholders and investors with information regarding the terms of the Note, and not to provide shareholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the Note or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Note, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations and warranties in the Note. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the Note and will update such disclosure as required by federal securities laws. Accordingly, the Note should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the SEC.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The entry into the Securities Purchase Agreement to the Convertible Promissory Note (the ‘Note”) due December 13, 2020 and the issuance of the shares of Common Stock issuable upon conversion of the Note will be exempt from registration under Securities Act Section 4(a)(2) and Securities Act Rule 506(b). The Investor is sophisticated and represented in writing that they were an accredited investor and acquired the securities for their own account for investment purposes. A legend will be placed on each of the Note and the stock certificates issued upon conversion of the Note, subject to the terms of the transaction documents, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Document Description

10.1	Securities Purchase Agreement between Sylios Corp and Armada Investment Fund, LLC dated December 13, 2019
10.2	Convertible Promissory Note between Sylios Corp and Armada Investment Fund, LLC dated December 13, 2019
10.3	Common Stock Purchase Warrant Agreement between Sylios Corp and Armada Investment Fund, LLC dated December 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of December 2019.

SYLIOS CORP

BY:	/s/ Jimmy Wayne Anderson
Jimmy Wayne Anderson, President